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                      SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 5, 2003
                Date of Report (date of earliest event reported)


                  ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          California                0-11038                      33-0644381
         (State or Other         (Commission                (IRS Employer Iden-
         Jurisdiction of          File Number)               tification Number)
         Incorporation)

                               1935 Cordell Court
                           El Cajon, California 92020
                     (Address of Principal Executive Offices
                               Including Zip Code

                                  619-438-6000

                         (Registrant's Telephone Number,
                              Including Area Code)



                    (Former Name or Former Address if Changed
                               Since Last Report)


                                Page 1 of 3 pages.

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Item 5 - Other Events

     On   July 22, 2003 and  subsequently,  Advanced Remote Communication
     Solutions, Inc. ("ARCOMS") and its subsidiaries (the "Company") received a series of letters from HPLX Funding LLC (the "Lender"), the holder of the Company's senior and subordinated secured debt (the "Debt"), demanding payment in full of the Debt, all of which was claimed to be in default. The Company was, and remains, unable to comply with this demand. The Company is informed that the Lender is beneficially owned and controlled by Housatonic Micro Fund SBIC, L.P. ("Housatonic") and Lexington Funding LLC, holders of preferred stock of the Company who have a right to appoint directors to the Company and who have exercised that right until June 2003. Brandon Nixon, who is currently the Company's Chief Executive Officer and Chairman of the Board, is a non-voting partner of Housatonic.

     On July 29, 2003 the Company received a Notice of Disposition of Collateral from the Lender, which states that pursuant to Section
     9601 et seq. of the California Commercial Code, the collateral provided as security of the Debt would be offered in bulk and/or bulk lots at a competitive bid sale (the "Sale") to be held Thursday, August 14, 2003. Subsequently, the Company received an amendment to the Notice of Disposition of Collateral that changed the Sale date from August 14 to August 18, 2003.

     On August 5, 2003 the Company received a letter from the Lender (the "Lender's Letter" - see Exhibit 99.1) in which the Lender agreed under certain circumstances to credit bid the full amount of the Debt at the Sale, and in the event that Lender is the winning bidder, to assume certain unsecured obligations of the Company.

     On August 6, 2003, the Board of Directors of ARCOMS, Inc. in consideration of and reliance upon the Lender's Letter, resolved not to file for bankruptcy protection prior to September 1, 2003.



     (C)      Exhibits

     99.1     Notice of Disposition of Collateral dated August 5, 2003.






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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2003              Advanced Remote Communication Solutions, Inc.


                                    By: /s/ Paul Wickman
                                        Paul Wickman
                                        Chief Financial Officer
                                        Secretary